Exhibit 99.1

David S. Kupetz (CA Bar No. 125062) Email:dkupetz@sulmeyerlaw.com Mark S. Horoupian (CA Bar No. 175373) Email:mhoroupian@sulmeyerlaw.com SulmeyerKupetz
A Professional Corporation
333 South Hope Street, Thirty-Fifth Floor
Los Angeles, California 90071-1406
Telephone: 213.626.2311
Facsimile: 213.629.4520

Bankruptcy Counsel for Gardenburger, Inc.,

Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA, SANTA ANA DIVISION

In re	Case No. SA 05-19539-JB

GARDENBURGER, INC., an Oregon Corporation, dba GARDENBURGER AUTHENTIC FOODS COMPANY,	Chapter 11

ORDER CONFIRMING DEBTOR’S PLAN OF REORGANIZATION
Debtor.
	DATE:	March 15, 2006
	TIME:	11:00 a.m.
	PLACE:	Ronald Reagan Federal Building and United States Courthouse Courtroom 5B
411 West Fourth Street
Tax Id # 93-0886359		Santa Ana, California

The Debtor’s Plan of Reorganization (the “Plan”)(1) filed by Gardenburger, Inc. (the “Debtor”), on February 2, 2006, in accordance with chapter 11 of the Bankruptcy Code, has been properly transmitted to creditors and equity security holders. The Court has considered the Plan, the Debtor’s Confirmation Hearing Memorandum filed on March 8, 2006 (the “Confirmation Memorandum”) and the exhibits thereto, the Declaration of Scott C. Wallace submitted in support of the Confirmation Memorandum,

(1) Capitalized terms in this Order not defined herein shall be defined as set forth in the Plan.

the Declaration of Robert G. Kennedy in support of the Confirmation Memorandum, the Debtor’s Disclosure Statement (the “Disclosure Statement”) and other pleadings and documents on file with this Court relating to the Plan, the Appendix of New Corporate Documents filed on March 8, 2006, in connection with the hearing on confimation of the Plan, the representations of counsel made at the hearing on confimation of the Plan, and the facts and circumstances of this case. The Court has determined, after hearing on proper and appropriate notice, that the requirements for confirmation of the Plan set forth in 11 U.S.C. § 1129 have been satisfied and that the Court shall issue findings of fact and conclusions of law in connection therewith. Based on the foregoing and good cause appearing therefor.

IT IS ORDERED as follows:

1.             The Plan is confirmed and all terms and provisions set forth therein are hereby approved;

2.             A true and correct copy of the Plan is attached hereto as Exhibit 1;

3.             The Debtor and the Reorganized Debtor, as the case may be, are hereby authorized to : (a) enter into the Exit Financing facilities; and (b) take all other actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases and other agreements or documents created in connection with the Plan and all of the transactions contemplated thereby;

4.             The Exit Financing Documentation and the terms and provisions contained therein are hereby approved and the Amended and Restated Credit and Security Agreement (the “Agreements”) with respect to the WFBC Exit Financing Credit Facilities and the GB Exit Credit Facility shall substantially be in the form of Exhibits 5 (WFBC agreement) and 6 (GB agreement), respectively, to the Confirmation Memorandum, and the Agreements are hereby approved;

5.             Notwithstanding anything to the contrary contained in this Order or the Plan, the Post-Petition Credit facilities, and the DIP Financing Order, all of the claims, rights, obligations, liens, priorities, provisions and protections in favor of the

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Secured Lenders arising in connection therewith or related thereto shall extend and continue in full force and effect through the Effective Date;

6.             Upon Confirmation of the Plan, the Reorganized Debtor is authorized and directed, and the Secured Lenders are authorized, to make all filings and recordings, necessary to establish and perfect the liens and security interests granted under the Exit Financing facilities pursuant to applicable provisions of state, Federal or other law (whether domestic or foreign);

7.             The Reorganized Debtor shall cooperate with the Secured Lenders to make all filings and recordings necessary or appropriate under applicable law to (i) continue or maintain the perfection of such liens, and (ii) give notice of such liens and security interests to third parties (the “Perfection Documents”), and this Order shall authorize each of the respective state filing offices to accept the Perfection Documents for filing;

8.             On the Confirmation Date, the Reorganized Debtor shall be revested with all property that was formerly Property of the Estate free and clear of all Liens, Claims and interests, except for (i) any and all security interests and Liens granted to WFBC and GB pursuant to the DIP Financing Order (which shall remain effective through the Effective Date), (ii) the security interests and Liens of the Exit Financing facilities (which shall attach and become effective on the Effective Date), (iii) other permitted Liens under the Post-Petition Credit Facilities and (iv) obligations arising under and specifically set forth in the Plan;

9.             While the Debtor shall be Reincorporated pursuant to the Plan and the Reorganized Debtor shall be known as Wholesome & Hearty Foods Company, the case name and caption in the Debtor’s chapter 11 case shall not change; and

10.           As set forth in Section 10.23 of the Plan and in accordance with Local Bankruptcy Rule 3020-1, within 120 days following the Confirmation Date, the Reorganized Debtor shall file an implementation report with the Clerk of the Court setting forth the status of implementation of the Plan. The initial report shall be served on the

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United States Trustee, the Debtor’s 20 largest unsecured creditors, WFBC, GB, Millard, AmeriCold, and any other parties who have requested special notice. Further reports shall be filed every 120 days thereafter through the closing of the Case and served on the same entities, unless otherwise ordered by the Court. Upon Substantial Consummation of the Plan or as soon thereafter as all matters in the Case have been resolved, the Reorganized Debtor shall file a motion with the Clerk of the Court requesting the entry of a final decree closing the Case.

DATED:	MAR 15 2006	/s/ James N. Barr
HON. JAMES N. BARR
UNITED STATES BANKRUPTCY JUDGE

Presented by:

SulmeyerKupetz

A Professional Corporation

By:	/s/ David S. Kupetz
David S. Kupetz
Bankruptcy Counsel for Gardenburger, Inc.,
Debtor and Debtor in Possession

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David S. Kupetz (CA Bar No. 125062)

Email:dkupetz@sulmeyerlaw.com

Mark S. Horoupian (CA Bar No. 175373)

Email:mhoroupian@sulmeyerlaw.com

SulmeyerKupetz

A Professional Corporation

333 South Hope Street, Thirty-Fifth Floor

Los Angeles, California 90071-1406

Telephone: 213.626.2311

Facsimile: 213.629.4520

Bankruptcy Counsel for Gardenburger, Inc.,

Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA, SANTA ANA DIVISION

In re GARDENBURGER, INC., an Oregon corporation, dba GARDENBURGER AUTHENTIC FOODS COMPANY, Debtor.	Case No. SA 05-19539-JB Chapter 11 DEBTOR’S PLAN OF REORGANIZATION

	DATE:	March 15, 2006
	TIME:	11:00 a.m.
	PLACE:	Ronald Reagan Federal Building and United States Courthouse Courtroom 5B
411 West Fourth Street
Santa Ana, CA 92701-4593
Tax Id # 93-0886359

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VIII. TREATMENT OF (NONVOTING) CLASS IMPAIRED UNDER THE PLAN			20

8.1	Class 4 (Preferred Stock)		20
8.2	Class 5 (Common Stock)		21
8.3	Class 6 (Equity Interest Related Claims)		21

IX. ACCEPTANCE OR REJECTION OF THE PLAN			21

9.1	Impaired Classes of Claims Entitled to Vote		21
9.2	Class Deemed to Accept the Plan		21
9.3	Classes Deemed to Reject the Plan		21
9.4	Nonconsensual Confirmation (Cramdown)		21

X. MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN			22

10.1	Funding the Plan		22
10.2	Exit Financing		22
10.3	Cancellation of Equity Interests		22
10.4	Issuance of New Equity Interests in the Reorganized Debtor		22
10.5	Issuance of New Equity Interests in the Reorganized Debtor to the Holder of the Convertible Note		23
10.6	Management Payment and Management Equity Plan		23
	10.6.1	Condition of Continued Employment	23
	10.6.2	Payments	23
	10.6.3	New Common Stock	23
10.7	New Corporate Documents		24
10.8	Consulting Agreement with and Equity Grant to Chairman of Reorganized Debtor		25
10.9	Disbursements		25
10.10	Reserve for Disputed Claims		25
10.11	Unclaimed Distributions		26

10.12	Revesting of Property of Estate		27
10.13	Post-Confirmation Operations		27
10.14	Execution and Delivery of Documents		27
10.15	Objections to Claims		27
10.16	Deadline For Filing Claims		27
10.17	Deadline for Filing Certain Administrative Claims		28
10.18	Retention and Enforcement of Claims		28
10.19	1146(c) Exemption		28
10.20	Exemption From Securities Laws		28
	10.20.1	Exemption Under Section 1145 of the Code With Respect to New Equity Interests Issued to Annex Holdings	28
	10.20.2	Private Offering Exemptions Under Securities Act with Respect to New Equity Interests Issued in Connection with Management Equity Plan	29
10.21	Court and United States Trustee Fees		29
10.22	Withholding and Reporting Requirements		29
10.23	Implementation Reports and Closing Case		29

XI. EXECUTORY CONTRACTS AND UNEXPIRED LEASES			30

XII. POST-CONFIRMATION EMPLOYMENT AND COMPENSATION OF PROFESSIONALS			30

XIII. DISCHARGE			31

13.1	Discharge of Debts		31
13.2	Judgments Obtained on Discharged Debts are Void		31
13.3	Discharge Injunction		31

XIV. MODIFICATION OF PLAN			31

XV. GENERAL PROVISIONS			32

15.1	Jurisdiction		32

15.2	Interpretation	33
15.3	Binding Effect	33
15.4	Other Documents and Actions	33
15.5	Post-Effective Date Notice	33
15.6	Termination of Committee	34
15.7	Successors and Assigns	34
15.8	Applicable Law	34
15.9	Implementation Orders	34

Gardenburger, Inc., debtor and debtor in possession, proposes the following plan of reorganization pursuant to chapter 11 of the Bankruptcy Code:

I.

DEFINITIONS

For the purposes of this Plan, the following terms shall have the meanings specified below. Any term used in the Plan that is not defined herein, but that is defined in the Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.1           “Administrative Claim” means any Claim, including but not limited to claims for compensation of professionals made pursuant to section 330 of the Code, entitled to priority treatment under section 507(a)(1) of the Code.

1.2           “Allowed Administrative Claim” means an Administrative Claim that is an Allowed Claim.

1.3           “Allowed Claim” means any Claim in the amount and classification set forth in a proof of claim filed with the Court within the time fixed by the Court, or in the absence of such filing, as set forth in the Debtor’s schedules of liabilities filed in the Case, unless the Claim was listed in the schedules as disputed, contingent or unliquidated, in any event as to which no objection to the allowance thereof has been interposed within the applicable period fixed in the Plan or the Confirmation Order, or as to which any such objection has been determined by an order of the Court providing for allowance. Multiple proofs of claim of the same Class filed by a Creditor shall be aggregated and shall constitute a single Claim. The allowance of Administrative Claims shall be governed by the applicable provisions of the Code.

1.4           “Allowed General Unsecured Claim” means a General Unsecured Claim that is an Allowed Claim.

1.5           “Allowed Priority Claim” means a Priority Claim that is an Allowed Claim.

1.6           “Allowed Secured Claim” means a Secured Claim that is an Allowed Claim.

1.7                                 “Allowed Tax Claim” means a Tax Claim that is an Allowed Claim.

1.8                                 “AmeriCold” means AmeriCold Logistics, LLC.

1.9           “Annex Holdings” means Annex Holdings I LP, the current holder of the Convertible Note.

1.10         “Appendix of New Corporate Documents” means the compilation of documents containing the Bylaws, Certificate of Incorporation, Shareholder Agreement, Employment Agreements, and Consulting Agreement filed with the Court as an appendix in connection with the Plan.

1.11         “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and any amendments thereof.

1.12         “Bar Date” means February 16, 2006, the last day for filing proofs of claim against the Debtor as fixed by order of the Court. Notwithstanding the foregoing, in the event that a Creditor asserts that it did not receive notice of the Bar Date and the Debtor agrees with such an assertion and/or the Court determines that the Creditor did not have appropriate notice, and the Creditor receives notice of the hearing on Confirmation of the Plan, in order for the Creditor to preserve any right to assert a Claim against the Debtor or the Estate, the Creditor must file a proof of claim with the Court and serve a copy of said proof of claim on bankruptcy counsel for the Debtor no later than thirty (30) days following the Confirmation Date.

1.13         “Business Day” means any day which is not a Saturday, a Sunday, or a “legal holiday,” as defined in Bankruptcy Rule 9006(a).

1.14         “Bylaws” means the Reorganized Debtor’s amended and restated bylaws which shall become effective on the Effective Date of the Plan. The Bylaws are included in the Appendix of New Corporate Documents filed with the Court in connection with the Plan.

1.15         “CapitalSource” means CapitalSource Finance LLC, as agent and lender, the holder of a prepetition secured claim against the Debtor.

1.16         “Case” means the chapter 11 bankruptcy reorganization case of the Debtor, designated as Case No. SA 05-19539-JB, pending before the Court.

1.17         “Certificate of Incorporation” means the Reorganized Debtor’s certificate of incorporation which shall become effective on the Effective Date of the Plan. The Certificate of Incorporation is included in the Appendix of New Corporate Documents filed with the Court in connection with the Plan.

1.18         “CFO Payment Calculation” means the product of: (i) amount equal to $204,000; multiplied by (ii) the quotient of: (A) 211 (this is the number of days from January 27, 2005 to August 26, 2005); divided by (B) the number of days commencing on January 27, 2005, and ending on the Effective Date.

1.19         “Claim” means any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, as defined in section 101(5) of the Code.

1.20         “Class” means a grouping of Claims or Interests as designated in Section V of the Plan.

1.21         “Code” means the Bankruptcy Code, 11 U.S.C. § 101 et seq., and any amendments thereof that are applicable in the Case.

1.22         “Committee” means the official committee of unsecured creditors appointed in the Case.

1.23         “Common Shareholders” means the holders of Common Stock of the Debtor.

1.24         “Common Stock” means the Debtor’s common stock and any warrant or right to purchase, sell or subscribe to Common Stock.

1.25         “Confirmation” means the entry of an order by the Court confirming the Plan at or after hearing pursuant to section 1129 of the Code.

1.26         “Confirmation Date” means the date of entry of an order of the Court confirming the Plan.

1.27         “Confirmation Hearing” means the hearing(s) conducted by the Court with regard to Confirmation of the Plan.

1.28         “Confirmation Order” means the order of the Court confirming (approving) the Plan.

1.29         “Consulting Agreement” means the consulting agreement between the Reorganized Debtor and Robert E. Fowler, III, which goes into effect upon the Effective Date of the Plan. The Consulting Agreement is included in the Appendix of New Corporate Documents filed with the Court in connection with the Plan.

1.30         “Convertible Note” means the Convertible Senior Subordinated Note, executed by the Debtor, as amended, currently held by Annex Holdings.

1.31         “Court” means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, before which the Case is pending or, in the event such court ceases to exercise jurisdiction over the Case, such court or adjunct or unit thereof that exercises jurisdiction over the Case in lieu of the United States Bankruptcy Court for the Central District of California, Santa Ana Division.

1.32         “Cramdown” means the Court’s Confirmation of the Plan when an Impaired Class fails to accept the Plan.

1.33         “Creditor” means an entity with a Claim against the Debtor or the Estate.

1.34         “Cure Amount” means the amount to be paid by the Reorganized Debtor with respect to the assumption of an executory contract or unexpired lease pursuant to the Plan and in accordance with section 365 of the Code. The Cure Amount may be less than the amount required under section 365 of the Code if the non-Debtor party to the executory contract or unexpired lease consents to payment of a lesser amount.

1.35         “Debt” means liability on a Claim.

1.36         “Debtor” means Gardenburger, Inc., an Oregon corporation.

1.37         “DIP Financing Order” means the Final Order of the Court approving the Post-Petition Credit Facilities entered on November 16, 2005.

1.38         “Disbursing Agent” means the Reorganized Debtor.

1.39         “Disclosure Statement” means the Debtor’s Disclosure Statement as approved by order of the Court entered on January 19, 2006, and as amended thereafter.

1.40         “Disputed Claims” means Claims against the Debtor or the Estate as to which an objection has been filed no later than ninety (90) days after the Effective Date (or such later date as may be fixed by the Court) and which objection has not been withdrawn or resolved by the entry of a Final Order.

1.41         “Distribution(s)” means the property (including payments) required by the Plan to be provided to the holders of Allowed Claims.

1.42         “Effective Date” means the first Business Day date fifteen (15) days following the Confirmation Date.

1.43         “Employment Agreement(s)” means the employment agreements with each of the members of Key Management which go into effect upon the Effective Date of the Plan. The Employment Agreements are included in the Appendix of New Corporate Documents filed with the Court in connection with the Plan.

1.44         “Estate” means the bankruptcy estate created upon commencement of the Case pursuant to section 541(a) of the Code.

1.45         “Equity Holder” or “Equity Interest Holder” means the holder of an Equity Interest (Preferred Stock or Common Stock) in the Debtor.

1.46         “Equity Interest” means an equity security interest (Common Stock or Preferred Stock) in the Debtor and any warrant or right to purchase, sell or subscribe to an Equity Interest.

1.47         “Equity Interest Related Claim” means any Claim against the Debtor arising from the purchase or sale of an Equity Interest in the Debtor, or any claim against the Debtor by an entity that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim. Equity Interest Related Claims are limited to Claims that are subordinated under section 510(b) of the Code.

1.48         “Exit Financing” means the Post-Petition Credit Facilities, as amended and restated or otherwise modified pursuant to the Exit Financing Documentation and any other agreement(s) between the Debtor and the Secured Lenders and approved by the Confirmation Order, on and following the Effective Date of the Plan. The Exit Financing shall be used by the Reorganized Debtor to, among other things, (i) pay in full obligations under the Post-Petition Credit Facilities, (ii) fund its operations and working capital requirements, (iii) pay Allowed Administrative Claims, and (iv) meet other obligations under the Plan.

1.49         “Exit Financing Documentation” means (i) with respect to GB, definitive documentation with respect to the GB Exit Credit Facility consistent with the GB Exit Financing Commitment Letter and the GB Proposal Letter and otherwise satisfactory to GB, and (ii) with respect to WFBC, definitive documentation with respect to the WFBC Exit Financing Credit Facilities consistent with the WFBC Exit Financing Commitment Letter and the WFBC Proposal Letter and otherwise satisfactory to WFBC. The Exit Financing Documentation shall take the form of amended and restated loan documentation with respect to the Post-Petition Credit Facilities.

1.50         “Final Order” means an order of the Court that has been entered and either:

1.50.1    The time for appeal from such entered order has expired with no appeal having been filed timely; or

1.50.2    Any appeal that had been filed timely has been dismissed or otherwise finally determined.

1.51         “Gardenburger” means the Debtor, Gardenburger, Inc., an Oregon corporation.

1.52         “General Unsecured Claims” means all Unsecured Claims against the Debtor, except for Administrative Claims and Tax Claims (if any) and except for Claims that are included in Class 1 or Class 3 under the Plan.

1.53         “General Unsecured Creditors” means the holders of General Unsecured Claims.

1.54         “GB” means GB Retail Funding, LLC, the provider of the GB DIP Term Loan to the Debtor and, subject to the satisfaction of the GB Exit Financing Conditions Precedent, the provider of the GB Exit Credit Facility to the Reorganized Debtor.

1.55        “GB DIP Term Loan” means the single-advance term loan extended to the Debtor by GB and approved by the Court pursuant to a Final Order entered on November 16, 2005.

1.56         “GB Exit Credit Facility” means the credit facility to be provided by GB to the Reorganized Debtor upon the Effective Date of the Plan and subject to satisfaction of the GB Exit Financing Conditions Precedent, including execution and delivery of the Exit Financing Documentation. The terms of the GB Exit Credit Facility shall be substantially similar to the GB DIP Term Loan as modified by the GB Exit Financing Commitment Letter.

1.57         GB Exit Financing Commitment Letter” means the agreement between the Debtor and GB entered in connection with the closing of the GB DIP Term Loan setting forth the terms and conditions of the GB Exit Credit Facility. The GB Exit Financing Commitment Letter is attached as Exhibit 5 to the Disclosure Statement.

1.58         “GB Exit Financing Conditions Precedent” are as follows:

1.58.1      The simultaneous closing of the WFBC Exit Financing Credit Facilities to refinance the WFBC DIP Credit Facilities, which exit financing shall be on terms acceptable to GB in its reasonable discretion;

1.58.2      Satisfaction of each of the terms and conditions set forth in the GB Exit Financing Commitment Letter;

1.58.3      Filing of a UCC-1 financing statement on behalf of GB at the office of the Delaware Secretary of State in connection with the Reorganized Debtor’s reincorporation in the State of Delaware;

1.58.4      Under the WFBC Exit Financing Credit Facilities, the Reorganized Debtor shall have minimum availability on the funding date of the WFBC Revolving Exit Credit Facility of $2,000,000 after (i) rolling over the outstanding line of credit balance from the WFBC Revolving DIP Credit Facility, (ii) reserving for all applicable availability reserves, (iii) reserving for any trade payables that are thirty (30) days past their due date in the ordinary course of business, (iv) paying all Court approved Administrative Claims including but not limited to any accrued and unpaid Administrative Claims or Priority Claims which are to be paid cash on the Effective Date, or, if disputed, unliquidated, or contingent, when allowed, and (v) paying all Court approved professional fees;

1.58.5      Satisfaction of each of the terms and conditions set forth in the GB Proposal Letter (as amended by the GB Exit Financing Commitment Letter);

1.58.6      The negotiation, execution, and delivery of definitive documentation with respect to the GB Exit Credit Facility consistent with the GB Exit Financing Commitment Letter and the GB Proposal Letter and otherwise satisfactory to GB, in its sole discretion;

1.58.7      GB’s timely receipt, at least thirty (30) days prior to the scheduled hearing on the confirmation of the Plan, and review and approval, in GB’s sole discretion, of balance sheet, income statement, and cash flow statement projections for the Reorganized Debtor’s operations for the initial twelve (12) months after the Effective Date of the Plan, prepared on a monthly basis and including an availability roll-forward. GB will utilize these projections to establish, in its discretion, the financial covenants for initial twelve months of the GB Exit Credit Facility;

1.58.8      That there shall not have occurred, in the reasonable opinion of GB, any material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition or prospects of the Debtor; and

1.58.9      That (i) all written information, other than Projections (as defined below), which has been or is hereafter made available to GB by the Debtor or any of its representatives in connection with the transactions contemplated hereby (the “Information”) is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which the Information was provided and (ii) all financial projections concerning the Debtor or the Reorganized Debtor that have been or are hereafter made available to GB by the Debtor or any of its representatives (the “Projections”) have been prepared in good faith based upon reasonable assumptions.

1.59         “GB Proposal Letter” means the proposal letter dated September 1, 2005, with respect to the GB DIP Term Loan and the GB Exit Credit Facility, attached as Exhibit 3 to the Disclosure Statement.

1.60         “Impaired” shall have the meaning provided in section 1124 of the Code.

1.61         “Key Management” means Scott C. Wallace, Robert Dixon, Melanie Flaherty, Richard D. Werblin and David W. Samuelson, and such other individuals, if any, who may be designated as such by the Debtor in notice(s) filed with the Court prior to the Confirmation Hearing.

1.62         “Lien” has the meaning provided by section 101(37) of the Code.

1.63         “Management Equity Plan” means the plan under which the members of Key Management shall receive New Common Stock as of the Effective Date of the Plan. The terms of the Management Equity Plan are set forth in the Plan and the Shareholder Agreement.

1.64         “Maturity Date” means November 22, 2008, the date on which the Exit Financing matures and all obligations thereunder become due and owing.

1.65         “Millard” means Millard Refrigerated Services, Inc.

1.66         “New Equity Holder(s)” means the Persons to whom the New Equity Interests will be issued pursuant to the Plan. The New Equity Holders are Annex Holdings, Robert E. Fowler, III, Scott C. Wallace, Robert Dixon, Melanie Flaherty, Richard D. Werblin and David W. Samuelson, and any other Persons designated as Key Management pursuant to the Plan.

1.67         “New Common Stock” means the common stock in Reorganized Gardenburger to be issued pursuant to the Plan.

1.68         “New Corporate Documents” means the Certificate of Incorporation, Bylaws, Shareholder Agreement, Employment Agreements and Consulting Agreement. The New Corporate Documents are contained in the Appendix of New Corporate Documents filed with the Court in connection with the Plan.

1.69         “New Equity” or “New Equity Interests” means the New Preferred Stock and the New Common Stock in Reorganized Gardenburger to be issued pursuant to the Plan.

1.70         “New Equity Holders” means the Persons to whom New Common Stock and/or New Preferred Stock will be issued pursuant to the Plan.

1.71         “New Preferred Stock” means the Series A Preferred Stock in the Reorganized Debtor to be issued pursuant to the Plan.

1.72         “Person” means any individual, corporation, general partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, trust, government or political subdivision, governmental unit, official committee appointed by the United States Trustee, unofficial committee of creditors, or any other entity.

1.73         “Petition Date” means October 14, 2005, the date on which the Debtor filed its chapter 11 petition with the Clerk of the Court.

1.74         “Plan” means this Debtor’s Plan of Reorganization in its present form or as it may be amended, modified or supplemented.

1.75         “Post-Petition Credit Facilities” means the WFBC DIP Credit Facilities and the GB DIP Term Loan approved by the Court pursuant to a Final Order entered on November 16, 2005.

1.76         “Preferred Shareholders” means the holders of Preferred Stock in the Debtor.

1.77         “Preferred Stock” means the Debtor’s issued and outstanding Series C Convertible Preferred Stock and Series D Convertible Preferred Stock and any warrant or right to purchase, sell or subscribe to Preferred Stock.

1.78         “Priority Claim” means any claim entitled to priority treatment pursuant to section 507 of the Code, except for Administrative Claims and Tax Claims.

1.79         “Property of the Estate” has the meaning provided by section 541 of the Code.

1.80         “Reincorporated” means a corporate reorganization done for the purpose of changing the state of incorporation of the Debtor, pursuant to which the Debtor, organized under the laws of the State of Oregon, establishes a new corporation organized under the laws of the State of Delaware, and the Debtor is then merged into the new corporation under the applicable merger statutes of the states concerned, with the surviving corporation being the new corporation under the laws of the State of Delaware and having the corporate name Wholesome & Hearty Foods Company.

1.81         “Reorganized Debtor” means the Debtor on and following the Confirmation Date. The Reorganized Debtor shall be Reincorporated. The corporate name of the Reorganized Debtor shall be changed to Wholesome & Hearty Foods Company.

1.82         “Reorganized Gardenburger” means the Reorganized Debtor.

1.83         “Secured Claim” means a Claim that is secured by a Lien on Property of the Estate.

1.84         “Secured Creditor” means an entity with a Secured Claim against the Debtor.

1.85         “Secured Lenders” means WFBC and GB.

1.86         “Shareholder Agreement” means the Reorganized Debtor’s Shareholder Agreement which shall become effective on the Effective Date of the Plan. The Shareholder Agreement is included in the Appendix of New Corporate Documents filed with the Court in connection with the Plan.

1.87         “Substantial Consummation” has the meaning provided in section 1101(2) of the Code.

1.88         “Tax Claim” means a Claim entitled to priority treatment pursuant to section 507(a)(8) of the Code.

1.89         “Unclaimed Property” means any Distributions which are unclaimed 180 days following the date of distribution. Unclaimed Property shall include (a) checks (and the funds represented thereby) which have been returned as undeliverable without a proper forwarding address, (b) funds for checks which have not been paid, (c) checks (and the funds represented thereby) which were not mailed or delivered because of the absence of a proper address with which to mail or deliver such property, and (d) interest on cash constituting Unclaimed Property.

1.90         “Unimpaired” means that the Class is treated under the Plan in accordance with section 1124(1) of the Code.

1.91         “Unsecured Claim” means a Claim that is not secured by any Lien on Property of the Debtor or Property of the Estate.

1.92         “Warehouseman Agreements” means the agreements (including exhibits thereto) between the Debtor and Millard and the Debtor and AmeriCold, respectively, approved by the Court in the Case pursuant to orders entered on November 16, 2005, and attached as Exhibits 15 and 16 to the Disclosure Statement, and the

“Acknowledgement of Security Interest and Waiver of Liens (Warehouse)” agreements executed by GB and WFBC, as secured lenders, and Millard and AmeriCold, respectively, as providers of warehousing and transportation services to the Debtor, and consented to by the Debtor, as the owner of goods and inventory.

1.93                           “Warehouseman Claims” means the claims of AmeriCold and Millard against the Debtor relating to warehousing and transportation services provided by Millard and AmeriCold, respectively, pursuant to the Warehouseman Agreements.

1.94                           “WFBC” means Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, the provider of the WFBC DIP Credit Facilities to the Debtor and, subject to the satisfaction of the WFBC Exit Financing Conditions Precedent, the provider of the WFBC Exit Financing Facilities to the Reorganized Debtor.

1.95                           “WFBC DIP Credit Facilities” means the WFBC Revolving DIP Credit Facility and the WFBC Term DIP Credit Facility.

1.96                           “WFBC Exit Financing Commitment Letter” means the agreement between the Debtor and WFBC entered in connection with the closing of the WFBC DIP Credit Facilities setting forth the terms and conditions of the WFBC Exit Financing Credit Facilities. The WFBC Exit Financing Commitment Letter is attached as Exhibit 4 to the Disclosure Statement.

1.97                           “WFBC Exit Financing Conditions Precedent” are as follows:

1.97.1                  The simultaneous closing of the GB Exit Credit Facility to refinance the GB DIP Term Loan, which exit financing shall be on terms acceptable to WFBC in its reasonable discretion;

1.97.2                  Satisfaction of each of the terms and conditions set forth in the WFBC Exit Financing Commitment Letter;

1.97.3                  Filing of a UCC-1 financing statement on behalf of WFBC at the office of the Delaware Secretary of State in connection with the Reorganized Debtor’s reincorporation in the State of Delaware;

1.97.4                  The Reorganized Debtor shall have minimum availability on the funding date of the WFBC Revolving Exit Credit Facility of $2,000,000 after (i) rolling over the outstanding line of credit balance from the WFBC Revolving DIP Credit Facility, (ii) reserving for all applicable availability reserves, (iii) reserving for any trade payables that are thirty (30) days past their due date in the ordinary course of business, (iv) paying all Court approved Administrative Claims including but not limited to any accrued and unpaid Administrative Claims or Priority Claims which are to be paid cash on the Effective Date or, if disputed, unliquidated, or contingent, when allowed, and (v) paying all Court approved professional fees;

1.97.5                  Satisfaction of each of the terms and conditions set forth in the WFBC Proposal Letter (as amended by the WFBC Exit Financing Commitment Letter);

1.97.6                  The negotiation, execution, and delivery of definitive documentation with respect to the WFBC Exit Financing Credit Facilities consistent with the WFBC Exit Financing Commitment Letter and the WFBC Proposal Letter and otherwise satisfactory to WFBC, in its sole discretion;

1.97.7                  WFBC’s timely receipt, at least thirty (30) days prior to the scheduled hearing on the confirmation of the Plan, and review and approval, in WFBC’s sole discretion, of balance sheet, income statement, and cash flow statement projections for the Reorganized Debtor’s operations for the initial twelve (12) months after the Effective Date of the Plan, prepared on a monthly basis and including an availability roll-forward. WFBC will utilize these projections to establish, in its discretion, the financial covenants for initial twelve months of the WFBC Exit Financing Credit Facility;

1.97.8                  That there shall not have occurred, in the reasonable opinion of WFBC, any material adverse change in the business,

assets, liabilities (actual or contingent), operations, financial condition or prospects of the Debtor; and

1.97.9                  That (i) all written information, other than Projections (as defined below), which has been or is hereafter made available to WFBC by the Debtor or any of its representatives in connection with the transactions contemplated hereby (the “Information”) is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which the Information was provided and (ii) all financial projections concerning the Debtor or the Reorganized Debtor that have been or are hereafter made available to WFBC by the Debtor or any of its representatives (the “Projections”) have been prepared in good faith based upon reasonable assumptions.

1.98                           “WFBC Exit Financing Credit Facilities” means the WFBC Revolving Exit Credit Facility and the WFBC Term Exit Credit Facility to be provided by WFBC to the Reorganized Debtor upon the Effective Date of the Plan and subject to satisfaction of the WFBC Exit Financing Conditions Precedent, including execution and delivery of the Exit Financing Documentation. The terms of the WFBC Exit Credit Facilities shall be substantially similar to the WFBC DIP Credit Facilities as modified by the WFBC Exit Financing Commitment Letter.

1.99                           “WFBC Proposal Letter” means the proposal letter dated August 10, 2005, with respect to the WFBC DIP Credit Facilities and the WFBC Exit Financing Credit Facilities, attached as Exhibit 2 to the Disclosure Statement.

1.100                     “WFBC Revolving DIP Credit Facility” means the secured revolving credit facility extended to the Debtor by WFBC and approved by the Court in the Case pursuant to a Final Order entered on November 16, 2005.

1.101                     “WFBC Revolving Exit Credit Facility” means the secured revolving credit facility to be provided by WFBC to the Reorganized Debtor upon the Effective Date of the Plan and subject to the satisfaction of the WFBC Exit Financing Conditions Precedent, including execution and delivery of the Exit Financing Documentation. The terms of the WFBC Revolving Exit Credit Facility shall be substantially similar to the WFBC Revolving DIP Credit Facility as modified by the WFBC Exit Financing Commitment Letter.

1.102                     “WFBC Term DIP Credit Facility” means the secured term loan extended to the Debtor by WFBC and approved by the Court in the Case approved by the Court pursuant to a Final Order entered on November 16, 2005.

1.103                     “WFBC Term Exit Credit Facility” means the secured term loan to be provided the WFBC to the Reorganized Debtor upon the Effective Date of the Plan and subject to the satisfaction of the WFBC Exit Financing Conditions Precedent, including execution and delivery of the Exit Financing Documentation. The terms of the WFBC Term Exit Credit Facility shall be substantially similar to the WFBC Term DIP Credit Facility as modified by the WFBC Exit Financing Commitment Letter.

II.
CONSTRUCTION

2.1                                 Where not inconsistent or in conflict with the provisions of the Plan, the words and phrases used in the Plan shall have the meanings provided in the Code or the Bankruptcy Rules.

2.2                                 Section captions used in the Plan are for convenience only, and shall not affect the construction of the Plan.

2.3                                 The first letters of terms defined in the Plan are capitalized.

III.
CERTAIN GENERAL TERMS AND CONDITIONS

The following general terms and conditions apply to this Plan:

3.1                                 To the extent any Claim or portion of any Claim of a Creditor is a Disputed Claim, or is otherwise contingent or unliquidated, or has not been allowed by the Court, the Disbursing Agent may either reserve and segregate such Distribution under the Plan as is sufficient to provide for each of such Claims under the Plan, ask the Court to determine an appropriate reserve, or ask the Court to estimate for purposes of allowance any contingent or unliquidated Claim which would otherwise delay the administration of the Case.

3.2                                 Pursuant to section 1123 of the Code, Section V of the Plan designates six (6) classes of Claims and Equity Interests. As set forth below, Administrative Claims, the Claims of WFBC and GB in connection with the Post-Petition Credit Facilities, Warehouseman Claims under the Warehouseman Agreements approved by the Court, and Tax Claims of the kind specified in sections 507(a)(1) and 507(a)(8) of the Code, have not been classified and are excluded from the classes set forth in Section V of the Plan, in accordance with section 1123(a)(1) of the Code. A Claim shall be deemed classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of the Claim qualifies within the description of such different Class. A Claim is in a particular Class only to the extent that the Claim is an Allowed Claim in that Class. Multiple proofs of claim filed by a Creditor which qualify for inclusion within the same Class shall be aggregated and, if allowed, shall constitute a single Allowed Claim.

IV.
ADMINISTRATIVE EXPENSES AND UNCLASSIFIED CLAIMS

4.1                                        Administrative Claims in General.  Except as otherwise specifically set forth below, the holders of Allowed Administrative Claims entitled to priority under section 507(a)(1) of the Code, entities entitled to payments under section 546(c) or 553 of the Code, and entities entitled to payment of administrative expenses pursuant to sections 503 and 507(a) of the Code shall receive on account of such Allowed Claims or administrative expenses cash in the amount of such Allowed Claims or administrative expenses on or before the Effective Date of the Plan or as soon thereafter as is practicable.

4.2                                        Claims of Professionals Employed in the Case or Otherwise Asserted Under Sections 503(b)(2)-(6) of the Code.  Notwithstanding the foregoing, professionals employed at the expense of the Estate, and entities, if any, entitled to an allowance of fees and expenses from the Estate pursuant to sections 503(b)(2) through (6) of the Code, shall receive cash in the amount awarded to such professionals and entities as soon as practicable after an order is entered by the Court approving such award pursuant to sections 330 or 503(b)(2) through (6) of the Code, unless any such professional or other entity consents prior to Confirmation to other treatment.

4.3                                        Tax Claims.  Holders of Allowed Tax Claims, if any, entitled to priority under section 507(a)(8) of the Code will be paid in full on account of such Claims within 30 days following the Effective Date. Payment of Allowed Tax Claims shall include payment of interest at the rate applicable under nonbankruptcy law to such Claims.

4.4                                        WFBC.  On the Effective Date and subject to satisfaction of the WFBC Exit Financing Conditions Precedent, including the execution and delivery of the Exit Financing Documentation, the WFBC DIP Credit Facilities shall be replaced by the WFBC Exit Financing Credit Facilities. The WFBC Exit Financing Credit Facilities shall have a Maturity Date of November 22, 2008. The financial terms and obligations of the WFBC DIP Credit Facilities and WFBC’s Liens shall remain in full force and effect and shall continue unaltered following the Effective Date, except as set forth in the Exit Financing Documentation or other agreements between the Debtor and WFBC approved pursuant to the Confirmation Order.

4.5                                        GB.  On the Effective Date and subject to the satisfaction of the GB Exit Financing Conditions Precedent, including the execution and delivery of the Exit Financing Documentation, the GB DIP Term Loan shall be replaced by the GB Exit Credit Facility. The GB Exit Credit Facility shall have a Maturity Date of November 22, 2008. The financial terms and obligations of the GB DIP Term Loan and GB’s Liens shall remain in full force and effect and shall continue unaltered following the Effective Date, except as set forth in the Exit Financing Documentation or other agreements between the Debtor and GB approved pursuant to the Confirmation Order.

4.6                                        Warehouseman Claims.  The Warehouseman Claims shall be treated under the Plan in accordance with the Warehouseman Agreements. The rights and obligations under the Warehouseman Agreements shall remain in full force and effect following Confirmation of the Plan.

V.
DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

Claims and Equity Interests are classified under the Plan as follows:

5.1                                 Class 1 (Priority Claims).   All Allowed Priority Claims.

5.2                                 Class 2 (General Unsecured Claims).   Allowed General Unsecured Claims.

5.3                                 Class 3 (Convertible Note).   Allowed Claim pursuant to the Convertible Note.

5.4                                 Class 4 (Preferred Stock).   Preferred Stock of the Debtor.

5.5                                 Class 5 (Common Stock).   Common Stock of the Debtor.

5.6                                 Class 6 (Equity Interest Related Claims).   All Equity Interest Related Claims.

VI.
CLASS (NONVOTING) NOT IMPAIRED UNDER THE PLAN

Class 1 is not impaired under the Plan and shall be treated as follows:

6.1                                 Class 1 (Priority Claims).  The holders of Allowed Claims in Class 1 will be paid in full in cash on the Effective Date, or as soon thereafter as is administratively practicable, unless otherwise ordered by the Court.

VII.
TREATMENT OF (VOTING) CLASSES IMPAIRED UNDER THE PLAN

Classes 2 (General Unsecured Creditors) and 3 (Convertible Note) are (i) Impaired under the Plan, (ii) entitled to vote on the Plan, and (iii) shall be treated in accordance with the terms stated below. Impaired Classes 2 and 3 will be treated as follows:

7.1                                 Class 2 (General Unsecured Creditors).  On account of their Allowed Claims and in full satisfaction thereof, the holders of Allowed General Unsecured Claims shall receive payment in the full amount of their Allowed Claims, in three (3) installments, (i) six (6) months (the “Initial Payment”), (ii) twelve (12) months (the “Second Payment”), and (iii) eighteen (18) months (the “Final Payment”) following the Effective Date. The Initial Payment and the Second Payment shall each be in the amount of twenty five percent (25%) of the Allowed Claim of the member of Class 2. The Final Payment shall be in the amount of fifty percent (50%) of the Allowed Claim of the member of Class 2. Interest accruing after the Petition Date will not be paid to the members of Class 2.

7.2                                 Class 3 (Convertible Note).  On account of its Allowed Claim and in full satisfaction thereof, the holder of the Convertible Note shall receive, as of the Effective Date of the Plan, New Equity Interests in the Reorganized Debtor. The New Equity to be received by the holder of the Convertible Note shall constitute 100% of the New Preferred Stock issued under the Plan and 83% of the New Common Stock issued or reserved for issuance under the Plan. The nature and rights of the New Equity Interests are governed by the Certificate of Incorporation, Bylaws and Shareholder Agreement.

VIII.
TREATMENT OF (NONVOTING) CLASS IMPAIRED UNDER THE PLAN

8.1                                 Class 4 (Preferred Stock).  All Preferred Stock in the Debtor shall be cancelled, annulled and extinguished as of the Effective Date of the Plan. The holders of

Preferred Stock in the Debtor shall not receive or retain anything under the Plan on account of such Equity Interests.

8.2                                 Class 5 (Common Stock).  All Common Stock in the Debtor shall be cancelled, annulled and extinguished as of the Effective Date of the Plan. The holders of Common Stock in the Debtor shall not receive or retain anything under the Plan on account of such Equity Interests.

8.3                                 Class 6 (Equity Interest Related Claims).  Each holder of an Equity Interest Related Claim shall not receive or retain anything under the Plan on account of such Claims.

IX.
ACCEPTANCE OR REJECTION OF THE PLAN

9.1                                 Impaired Classes of Claims Entitled to Vote.  Classes 2 (General Unsecured Creditors) and 3 (Convertible Note) are Impaired and shall be entitled to vote to accept or reject the Plan.

9.2                                 Class Deemed to Accept the Plan.  Class 1 is Unimpaired. Pursuant to section 1126(f) of the Code, Class 1 is conclusively presumed to have accepted the Plan. The votes of the holders of Claims in Class 1 will therefore not be solicited.

9.3                                 Classes Deemed to Reject the Plan.  Holders of Equity Interests and Equity Interest Related Claims in Class 4 (Preferred Stock), Class 5 (Common Stock) and Class 6 (Equity Interest Related Claims) shall not receive any Distribution or retain any property or rights under the Plan on account of their Equity Interests. Pursuant to section 1126(g) of the Code, Classes 4, 5, and 6 are Impaired and are conclusively presumed to have rejected the Plan. The votes of Equity Interest Holders and the holders of Equity Interest Related Claims in Classes 4, 5 and 6, therefore will not be solicited.

9.4                                 Nonconsensual Confirmation (Cramdown).  In the event that any Impaired Class shall fail to accept the Plan in accordance with section 1129(a) of the Code, the Debtor shall request that the Court confirm the Plan in accordance with section 1129(b)

of the Code. With respect to Classes 4, 5 and 6, the Debtor requests Cramdown, and the Cramdown requirements are met for Classes 4, 5, and 6 since there are no holders of junior interests who receive or retain anything under the Plan.

X.
MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN

10.1                           Funding the Plan.  As of the Effective Date, the Reorganized Debtor shall use Exit Financing and operating revenues to (i) pay in full obligations under the Post-Petition Credit Facilities, (ii) fund its operations and working capital requirements, (iii) pay Allowed Administrative Claims, and (iv) meet other obligations under the Plan.

10.2                           Exit Financing.  Upon the Effective Date, and provided that the Debtor has satisfied all of the GB Exit Financing Conditions Precedent and the WFBC Exit Financing Conditions Precedent, including the execution and delivery of the Exit Financing Documentation, the Post-Petition Credit Facilities shall be paid in full with the proceeds of the Exit Financing. The Exit Financing shall have a Maturity Date of November 22, 2008. Otherwise, the Liens of WFBC and GB and the financial terms and obligations of the WFBC DIP Credit Facilities and the GB DIP Term Loan shall remain in full force and effect and shall continue unaltered in connection with the Exit Financing following the Effective Date, except as set forth in the Exit Financing Documentation or other agreements between the Debtor and the Secured Lenders approved pursuant to the Confirmation Order.

10.3                           Cancellation of Equity Interests.  As of the Confirmation Date, the Equity Interests (Preferred Stock and Common Stock) in the Debtor shall be cancelled and all rights held in connection with the Equity Interests shall be extinguished.

10.4                           Issuance of New Equity Interests in the Reorganized Debtor.  As of the Effective Date, the New Preferred Stock and the New Common Stock will be issued by the Reorganized Debtor, and the Certificate of Incorporation, Bylaws, Shareholder Agreement, Employment Agreements and Consulting Agreement will become effective.

10.5                           Issuance of New Equity Interests in the Reorganized Debtor to the Holder of the Convertible Note.  As of the Effective Date, in connection with the implementation of the Plan, the Reorganized Debtor will issue to the holder of the Convertible Note 100% of the New Preferred Stock issued under the Plan and New Common Stock amounting to 83% of the New Common Stock issued or reserved for issuance under the Plan.

10.6                           Management Payment and Management Equity Plan.

10.6.1                  Condition of Continued Employment.  To retain and incentivize Key Management and, as a condition of continued employment with the Reorganized Debtor, the members of Key Management (i) shall be subject to the Employment Agreements, which supercede and replace all prior agreements between them and the Debtor concerning employment, severance rights, retention payments and related rights and, as of the Effective Date, the Estate and the Reorganized Debtor shall have no liability or obligation under any such prior agreements, and (ii) Key Management will be entitled to be participate in the Management Equity Plan as set forth below in Section 10.6.3.

10.6.2                  Payments.  In connection with the implementation of the Management Equity Plan and in accordance with the Employment Agreements, on the Effective Date, the Reorganized Debtor shall, subject to any limitations set forth in the Exit Financing, pay to each of the following members of Key Management the following cash amounts: (1) Scott C. Wallace (the Reorganized Debtor’s President and Chief Executive Officer) will receive $286,000; and (2) Robert Dixon (the Reorganized Debtor’s Vice President, Sales) will receive $177,000. In addition, and also subject to any limitations set forth in the Exit Financing with respect to payments to Key Management, Robert T. Trebing, Jr., the Debtor’s Chief Financial Officer, shall receive a cash payment on the Effective Date in the amount of the CFO Payment Calculation.

10.6.3                  New Common Stock.  In connection with the implementation of the Management Equity Plan and in accordance with the Employment Agreements, on the Effective Date, the Reorganized Debtor shall provide Key Management with the following New Common Stock in the Reorganized Debtor:  (1) Scott C. Wallace (the Reorganized Debtor’s President and Chief Executive Officer) will receive New Common Stock amounting to 6.50% of the New Common Stock issued or reserved for issuance under the Plan; (2) Robert Dixon (the Reorganized Debtor’s Vice President, Sales) will receive New Common Stock amounting to 1.75% of the New Common Stock issued or reserved for issuance under the Plan; (3) Melanie Flaherty (the Reorganized Debtor’s Director of Marketing) will receive New Common Stock amounting to 1.00% of the New Common Stock issued or reserved for issuance under the Plan; (4) Richard D. Werblin (the Reorganized Debtor’s Director of Finance) will receive 1.00% of the New Common Stock issued or reserved for issuance under the Plan; and (5) David W. Samuelson (the Reorganized Debtor’s Director of Operations) will receive 1.00% of the New Common Stock issued or reserved for issuance under the Plan. In addition, the Reorganized Debtor will reserve New Common Stock, as of the Effective Date, for issuance following the Effective Date, to other potential future, additional members of Key Management under the Management Equity Plan, who may be retained on behalf of the Reorganized Debtor prior to or following the Effective Date, amounting to 3.75% of the New Common Stock issued or reserved for issuance under the Plan. All New Common Stock issued to members of Key Management is subject to the terms and conditions of the New Corporate Documents, including the Shareholder Agreement.

10.7                           New Corporate Documents.  Upon the Effective Date, the New Corporate Documents shall be deemed adopted by the Reorganized Debtor’s Board of Directors and shall have full force and effect following the Effective Date. As of the Effective Date, the Reorganized Debtor shall be Reincorporated under the laws of the State of Delaware and shall have the corporate name Wholesome & Hearty Foods Company. Upon the Effective Date, the Certificate of Incorporation shall, among other things, prohibit the issuance of nonvoting equity securities and provide for the distribution of voting power between the New Common Stock and the New Preferred Stock. The

terms of the Certificate of Incorporation shall include, without limitation, that the holders of shares of New Preferred Stock shall vote as a separate class on any and all matters that (1) relate to the issuance of any shares of preferred stock, which preferred stock may provide for liquidation preferences or other rights pari passu or senior to the rights of holders of New Preferred Stock, or (2) might otherwise adversely affect the rights of the holders of the New Preferred Stock, as a class.

10.8                           Consulting Agreement with and Equity Grant to Chairman of Reorganized Debtor.  As of the Effective Date, the Consulting Agreement between the Reorganized Debtor and Robert E. Fowler, III, shall become effective. Under the Consulting Agreement, Mr. Fowler shall provide financial advisory services to the Reorganized Debtor. Pursuant to the Consulting Agreement, commencing on the Effective Date, a $20,000 per month consulting fee shall be payable to Mr. Fowler by the Reorganized Debtor subject to any limitations on such payment(s) under the Exit Financing. The Consulting Agreement is included in the Appendix of New Corporate Documents filed with the Court in connection with the Plan. Additionally, Mr. Fowler will receive New Common Stock as of the Effective Date amounting to 2.00% of the New Common Stock issued or reserved for issuance under the Plan.

10.9                           Disbursements.  The Reorganized Debtor shall act as Disbursing Agent and shall make all Distributions in accordance with the Plan. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

10.10                     Reserve for Disputed Claims.

10.10.1            On and after the Effective Date, as of the date that a Distribution is otherwise to have been made under the Plan to the holder of a Disputed Claim (if such Claim constituted an Allowed Claim), such Distribution(s) shall not be distributed but shall be held and reserved by the Reorganized Debtor in a single segregated account (the “Disputed Claims Reserve”) for the benefit of the holder(s) of the Disputed Claim(s) entitled thereto under the Plan. Except to the extent that the Court shall have estimated under section 502(c) of the Code or otherwise determined that a good and sufficient reserve for Disputed Claims is less than the full amount thereof, there will be deposited into the Disputed Claims Reserve an amount of cash which would have been distributed on account of all Disputed Claims if all Disputed Claims were allowed in the full amount claimed by the holders thereof.

10.10.2            At such time as a Disputed Claim becomes an Allowed Claim, the Distribution which would have been disbursed had the Disputed Claim been an Allowed Claim at the time of any prior Distribution(s) under the Plan shall be released from the Disputed Claims Reserve and delivered to the Disbursing Agent for delivery to the holder of such Allowed Claim within thirty (30) days. At such time as all Disputed Claims have been finally determined, the balance of the cash not theretofore distributed shall be returned to the Reorganized Debtor.

10.11                     Unclaimed Distributions.

10.11.1            The Reorganized Debtor shall deposit any Unclaimed Property in an Unclaimed Property Reserve to be held in trust for the benefit of the holders of Allowed Claims entitled thereto under the terms of the Plan. For a period of 180 days following the date of distribution, Unclaimed Property, including any principal, interest and dividends, in cash or in kind, as may have been paid on account of any such Unclaimed Property shall be held in the Unclaimed Property Reserve solely for the benefit of the holders of Allowed Claims which have failed to claim such property. Until the expiration of 180 days following the distribution date, Unclaimed Property due to the holder of an Allowed Claim shall be released from the Unclaimed Property Reserve and delivered to such holder upon presentation of proper proof by such holder of its entitlement thereto.

10.11.2            At the end of 180 days following the distribution date, the holders of Allowed Claims theretofore entitled to Unclaimed Property shall cease to be entitled thereto, and the Unclaimed Property shall then become property of the Reorganized Debtor, unless the amount of the Unclaimed Property Reserve equals or exceeds $100,000 in which case the Unclaimed Property will be distributed pro rata to the holders of Allowed Claims except for the holders of Allowed Claims which had failed to claim such property.

10.12                     Revesting of Property of Estate.  On the Confirmation Date, the Debtor shall be revested with all property that was formerly Property of the Estate (including, without limitation, all claims and rights against third parties belonging to the Debtor or the Estate) free and clear of all Liens, Claims and interests, except for any and all security interests and Liens granted to WFBC and GB pursuant to the DIP Financing Order and any other permitted Liens under the Post-Petition Credit Facilities, and except for obligations arising under and specifically set forth in the Plan.

10.13                     Post-Confirmation Operations.  Following the Confirmation Date, the Reorganized Debtor may operate and engage in its business free of any restrictions of the Code, the Bankruptcy Rules, the Court, or the Office of the United States Trustee, except if and as specifically set forth in the Plan.

10.14                     Execution and Delivery of Documents.  The Debtor and the Reorganized Debtor (acting with the approval of the Reorganized Debtor’s Board of Directors) are authorized to execute and deliver documents and instruments as are necessary or appropriate to promote and implement Consummation of the Plan or to carry out the purposes of the Plan.

10.15                     Objections to Claims.  Following the Confirmation Date, only the Debtor or the Reorganized Debtor may object to the allowance of any Claim against the Debtor. Any objection to a Claim shall be filed on or before ninety (90) days after the Effective Date. This time period can be extended by the Court upon request of the Debtor or the Reorganized Debtor.

10.16                     Deadline For Filing Claims.  The last day for filing proofs of claim against the Debtor is February 16, 2005, the Bar Date fixed by the Court prior to

Confirmation of the Plan, except for Administrative Claims and certain claims relating to rejected leases and except as otherwise set forth in the Court’s Bar Date order entered in the Case on November 22, 2005.

10.17                     Deadline for Filing Certain Administrative Claims.  The deadline for filing Administrative Claims asserted pursuant to section 503(b) of the Code, other than Claims for compensation and reimbursement of expenses of professional persons employed pursuant to Court order in the Case, shall be thirty (30) days following the Confirmation Date. If said date falls on a weekend or holiday, the deadline shall be the last Business Day prior thereto.

10.18                     Retention and Enforcement of Claims.  Pursuant to section 1123(b)(3) of the Code, the Reorganized Debtor may maintain and enforce any claims or rights against third parties held by the Debtor or the Estate, except that any claims under Sections 547 or 548 of the Code shall be waived and released as of the Effective Date.

10.19                     1146(c) Exemption.  Pursuant to section 1146(c) of the Code, any transfers from the Debtor or the Reorganized Debtor to any other Person pursuant to the Plan, or the issuance, transfer or exchange of a security under the Plan, or the execution, delivery or recording of an instrument of transfer under the Plan, shall not be subject to any law imposing a stamp tax, recording tax, transfer tax, or similar tax.

10.20                     Exemption From Securities Laws.  The Debtor’s issuance of securities representing New Equity Interests pursuant to the Plan will not be subject to any federal, state, or local securities law.

10.20.1            Exemption Under Section 1145 of the Code With Respect to New Equity Interests Issued to Annex Holdings.  The issuance of securities pursuant to the Plan to Annex Holdings will not be subject to any federal, state, or local securities law in accordance with and reliance upon Section 1145(a) of the Code because the issuance of New Equity Interests to Annex Holdings is made pursuant to the Plan in exchange for Annex Holdings’ Claim against the Debtor, and Annex Holdings is not an “underwriter” within the meaning as set forth under Section 1145(b) of the Code.

10.20.2            Private Offering Exemptions Under Securities Act with Respect to New Equity Interests Issued in Connection with Management Equity Plan.  The issuance of securities pursuant to the Plan comprising New Equity Interests to Key Management in connection with the Management Equity Plan, as well as the issuance of New Common Stock to Robert E. Fowler, III, under the Plan, will not be subject to any federal, state or local securities law in reliance upon application of the applicable exemption from registration under Regulation D under the Securities Act (Rules 504 through 506 to the Securities Act).

10.21                     Court and United States Trustee Fees.  Prior to the Effective Date, all fees due from the Debtor to the Clerk of the Court and all fees due from the Debtor to the United States Trustee shall be paid in full.

10.22                     Withholding and Reporting Requirements.  In connection with the Plan and all instruments issued in connection therewith and with respect to all Distributions pursuant to the Plan, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority. Payment amounts set forth in the Plan are gross amounts which shall be subject to withholding for federal, state and local taxes and usual and customary payroll deductions (if applicable).

10.23                     Implementation Reports and Closing Case.  One hundred twenty (120) days following the Confirmation Date, the Reorganized Debtor shall file an implementation report with the Clerk of the Court setting forth the status of implementation of the Plan. The initial report shall be served on the United States trustee, the Debtor’s 20 largest unsecured creditors, WFBC, GB, Millard, AmeriCold, and any other parties who have requested special notice. Further reports shall be filed every 120 days thereafter through the closing of the Case and served on the same entities, unless otherwise ordered by the Court. Upon Substantial Consummation of the Plan or as soon thereafter as all matters in the Case have been resolved, the Reorganized

Debtor will file a motion with the Clerk of the Court requesting the entry of a final decree closing the Case.

XI.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Executory contracts and unexpired leases that are not otherwise assumed or rejected pursuant to a motion filed with the Court prior to the Confirmation Date, shall be assumed pursuant to the Plan as of the Effective Date and the Cure Amount with respect to such executory contracts and unexpired leases shall be paid by the Reorganized Debtor as soon as practicable following the Effective Date.

XII.
POST-CONFIRMATION EMPLOYMENT AND
COMPENSATION OF PROFESSIONALS

After the Confirmation Date, the Debtor and the Reorganized Debtor may employ, without notice, hearing or order of the Court, such attorneys, accountants and other professionals as it may desire to render services on such terms as it deems reasonable. With respect to services rendered by professional persons employed by the Debtor or the Reorganized Debtor after the Confirmation Date, the Reorganized Debtor shall be authorized to pay for such services, related costs and expenses without notice, hearing or order of the Court; provided however, that with respect to fees, costs and expenses of such professional persons for services rendered after the Confirmation Date in or in connection with the Case, or in connection with the Plan and incident to the Case, in the event the Reorganized Debtor disputes the reasonableness of any such fees, costs or expenses, the Reorganized Debtor shall pay such professional person only the undisputed amount, if any, and the Reorganized Debtor or the professional may file an application with the Court to determine the reasonableness of the fees, costs or expenses which are in dispute.

XIII.
DISCHARGE

13.1                           Discharge of Debts.  Pursuant to section 1141(d)(1) of the Code, Confirmation of the Plan will discharge the Debtor from any Debt that arose prior to the Confirmation Date, and any Debt of any kind specified in section 502(g), 502(h), or 502(i) of the Code, whether or not: (1) a proof of Claim based on such Debt is filed or deemed filed under section 501 of the Code; (2) such Claim is allowed under section 502 of the Code; or (3) the holder of such Claim accepts the Plan. Notwithstanding the foregoing, obligations of the Debtor owing to WFBC and GB and obligations of the Debtor pursuant to the Warehouseman Agreements shall not be discharged by Confirmation of the Plan.

13.2                           Judgments Obtained on Discharged Debts are Void.  Pursuant to section 524(a)(1) of the Code, the Debtor’s discharge pursuant to Confirmation of the Plan under section 1141 of the Code, voids any judgments at any time obtained, to the extent that such judgment is a determination of the personal liability of the Debtor with respect to any Debt discharged, whether or not discharge of such Debt is waived.

13.3                           Discharge Injunction.  Pursuant to section 524 of the Code, the Debtor’s discharge pursuant to the Plan under section 1141 of the Code operates as an injunction against the commencement or a continuation of an action, the employment of process, or an act, to collect, recover, or offset any discharged Debt as a personal liability of the Debtor, whether or not discharge of such Debt is waived.

XIV.
MODIFICATION OF PLAN

14.1                           The Plan may be modified upon motion of the Debtor or the Reorganized Debtor, or corrected by the Debtor or the Reorganized Debtor prior to the Effective Date, without notice and a hearing and without additional disclosure pursuant to section 1125 of the Code provided that, after notice to the United States Trustee, counsel for the Committee, and all parties who have filed and served a request for special notice in the Case, the Court finds that such modification does not materially or adversely affect any Creditor or any Class of Creditors.

14.2                           At any time prior to Consummation, the Debtor or the Reorganized Debtor may seek Court authorization to remedy any defect or omission, reconcile any inconsistencies in the Plan or in the Confirmation Order, or effect such other changes, modifications, or amendments as may be necessary to carry out the purposes and intent of the Plan.

XV.
GENERAL PROVISIONS

15.1                           Jurisdiction.  The Court will retain jurisdiction until Consummation of the Plan and the entry of a final decree closing the Case. The Court shall further retain jurisdiction under the Plan for all purposes consistent with the Plan and the Code, which purposes include, but are not limited to:

15.1.1                  The classification or allowance of a Claim of any Creditor and the reexamination of Claims which have been allowed for purposes of voting and the determination of such objections as may be filed against Creditors’ Claims.

15.1.2                  The determination of all questions and disputes regarding title to the assets of the Estate, and the determination of all causes of action, controversies, disputes or conflicts, including the right to participate in any Distribution from the Estate, whether or not subject to an action pending as of the Effective Date, between the Debtor and/or the Reorganized Debtor and any other party, including, but not limited to, any right of the Debtor and/or the Reorganized Debtor to recover assets pursuant to the provisions of the Code.

15.1.3                  The correction of any defect, curing of any omission, or the reconciliation of any inconsistency in the Plan or in the Order of Confirmation, as may be necessary to carry out the purposes and intent of the Plan.

15.1.4                  The determination of the allowability, validity and priority of Claims against the Debtor or the Estate, whether such Claims are asserted before or after the Confirmation Date.

15.1.5                  The modification or amendment of the Plan after Confirmation to the extent permitted by and pursuant to the requirements of the Bankruptcy Rules and the Code.

15.1.6                  The enforcement and interpretation of the terms and provisions of the Plan.

15.1.7                  The entry of any order concluding or terminating the Case.

15.1.8                  The granting of extensions of any deadlines set herein.

15.1.9                  The administration of the Case, and implementation and Consummation of the Plan.

15.2                           Interpretation.  To the extent that the terms of the Plan are inconsistent with the terms of any agreement or instrument concerning any Claim or Equity Interest, or any other matter, the terms of the Plan shall control.

15.3                           Binding Effect.  Upon Confirmation of the Plan, the Debtor, the Reorganized Debtor, and all Creditors and Equity Interest Holders, whether or not the Claim of such Creditor is Impaired under the Plan and whether or not such Creditor or Equity Interest Holder has accepted the Plan, shall be bound by the provisions of the Plan pursuant to section 1141(a) of the Code.

15.4                           Other Documents and Actions.  The Debtor and/or the Reorganized Debtor, following approval of its board of directors, may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.

15.5                           Post-Effective Date Notice.  From and after the Effective Date, any person or entity who desires notice of any pleading or document filed in the Case, or of any hearing in the Court, or of any matter as to which the Code requires notice to be provided, shall file a request for post-confirmation notice and shall serve the request on bankruptcy counsel for the Debtor at the address set forth in the upper left corner of the cover page of the Plan.

15.6                           Termination of Committee.  As of the Effective Date, the Committee shall terminate and shall have no further rights, responsibilities, powers, duties or authority.

15.7                           Successors and Assigns.  The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such Person.

15.8                           Applicable Law.  The Plan is to be governed by and construed under the Code and the laws of the State of California as they may be applicable.

15.9                           Implementation Orders.  At any time, the Court may make such orders or give such direction as may be appropriate under section 1142 of the Code.

DATED:	1-26, 2006		GARDENBURGER, INC.
Debtor in Possession

		By:	/s/ Scott Wallace
Scott Wallace,
President, CEO and
Chairman of the Board
PRESENTED BY:

SulmeyerKupetz
A Professional Corporation

By:	/s/ David S. Kupetz
David S. Kupetz
Bankruptcy Counsel for Gardenburger, Inc.
Debtor in Possession

NOTE TO USERS OF THIS FORM:

Physically attach this form as the last page of the proposed Court or Judgment.

Do not file this form as the seperate document.

In re	CHAPTER 11

GARDENBURGER, INC., an Oregon corporation, dba GARDENBURGER AUTHENTIC FOODS COMPNAY

Debtor.	CASE NUMBER SA 05-19539-JB

NOTICE OF ENTRY OF JUDGMENT OR ORDER

AND CERTIFICATE OF MAILING

TO ALL PARTIES IN INTEREST ON THE ATTACHED SERVICE LIST:

1.                                       You are hereby notified, pursuant to local Bankruptcy Rule 9021-1(a)(1)(E), that a judgment or order entitled (specify):

ORDER CONFIRMING DEBTOR’S PLAN OF REORGANIZATION

was entered on (specify date): MAR 15 2006

2.                                       I hereby certify that I mailed a copy of this notice and a true copy of the order or judgment to the persons and entities on the attached service list on (specify date): MAR 15 2006

Dated:	MAR 15 2006	JON D. CERETTO
Clerk of the Bankruptcy Court

		By:	/s/ [Deputy Clerk Signature]
Deputy Clerk

Re: 5.98 This form is optional. It has been approved for use by the United States Bankruptcy Court for the Central District of California:	F 9021-1.1

NOTICE OF ENTRY - SERVICE LIST

GARDENBURGER, INC.,

CASE NO.  SA 05-19539-JB

Office of the United States Trustee

411 West Fourth Street, Ste. 9041

Santa Ana, CA 92701

Marc Winthrop, Esq.

Winthrop & Couchot

660 Newport Center Drive

Newport Beach, California. 92660-5946

David S. Kupetz, Esq.

SulmeyerKupetz

333 So. Hope St., Ste. 3500

Los Angeles, CA 90071